Exhibit 10.5

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made as of [●], 2021 by and among FTAC Olympus Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Payoneer Inc., a Delaware corporation (the “Company”), New Starship Parent Inc., a Delaware corporation (“New Starship”) and the undersigned ( “Holder”).

WHEREAS, prior to the execution of this Agreement, SPAC, New Starship, Starship Merger Sub I Inc., a Delaware corporation and a direct, wholly owned subsidiary of New Starship (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and a direct, wholly owned subsidiary of New Starship (“Second Merger Sub”) and the Company have entered into an Agreement and Plan of Reorganization (as the same may be amended from time to time, the “Reorganization Agreement”), pursuant to which, at the Closing (i) First Merger Sub shall be merged with and into SPAC (the “SPAC Merger”), with the SPAC surviving as a direct, wholly owned subsidiary of New Starship and (ii) immediately following the SPAC Merger, Second Merger Sub shall be merged with and into the Company (the “Starship Merger”), with the Company surviving as a direct, wholly owned subsidiary of New Starship;

WHEREAS, as of the date hereof, Holder is a holder of Company Shares, Company Options, Company RSUs and/or Company Warrants in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the New Starship Common Stock (including any Earn-Out Shares), Converted Options, Converted RSUs and/or New Starship Replacement Warrants to be received by Holder as consideration in the Starship Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, but not including any shares issued in connection with the PIPE Subscription Agreements, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Reorganization Agreement.

Section 2.          Lock-Up Provisions.

(a)            Holder hereby agrees not to, without the prior written consent of New Starship, during the period from the date of the Closing and ending on the earlier of (x) the date that is 180 days following the date of the Closing and (y) the date after the Closing on which New Starship consummates a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of New Starship’s stockholders having the right to exchange their equity holdings in New Starship for cash, securities or other property (the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Restricted Securities owned by Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Holder, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”); provided, that any pledge, hypothecation or other grant of a security interest in Restricted Securities to one or more lending institutions as collateral or security for or in connection with any margin loan, or other loans, advances or extensions of credit entered into by Holder or any of its affiliates or any refinancings thereof and any transfers of such Restricted Securities upon foreclosure, shall not be deemed a Prohibited Transfer, so long as such lending institutions agree in writing to be bound by the restrictions set forth in this Agreement as Permitted Transferees. The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, (IV) to New Starship (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any Converted Options (provided that any shares of New Starship Common Stock received by Holder upon any such exercise will be subject to the terms of this Agreement) or (2) for purposes of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any Converted Options or settlement of any Converted RSUs, in each case on a “cashless”, “net exercise” or “net settlement” basis (provided that any shares of New Starship Common Stock received by Holder upon any such exercise or settlement will be subject to the terms of this Agreement) or (V) in connection with New Starship’s consummation of a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of New Starship’s stockholders having the right to exchange their equity holdings in New Starship for cash, securities or other property; provided, however, that in any of cases (I), (II), (III) or (IV) it shall be a condition to such transfer that the transferee executes and delivers to New Starship and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (B) any entities controlled by, controlling or under common control with such Holders, (C) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (D) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (E) if Holder is an entity, any direct or indirect partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates. Holder further agrees to execute such agreements as may be reasonably requested by New Starship, SPAC or the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b)            If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and New Starship shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 2, New Starship may impose stop-transfer instructions with respect to the Restricted Securities of Holder until the end of the Lock-Up Period, except in compliance with the foregoing restrictions. If New Starship waives or terminates any of the restrictions in this Agreement in connection with a transfer of Restricted Securities, with respect to any of the securities of any record or beneficial owner of Restricted Securities representing 1.0% or more of the fully-diluted capitalization of New Starship immediately prior to the Closing, the provisions of this Agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of Restricted Securities of Holder as the percentage of Restricted Securities being waived or terminated represent with respect to the Restricted Securities held by such other holder, but only if, at such time, Holder holds of record or beneficially 5.0% or more of the fully diluted capitalization of New Starship at such time.

(c)            During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Period, New Starship will make best efforts to remove such legend from the certificates evidencing the Restricted Securities.

(d)            For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of New Starship during the Lock-Up Period, including the right to vote any Restricted Securities.

(e)            Holder hereby acknowledges and agrees that, upon the Effective Times, each of Holder’s Unvested Company Options, Remaining Vested Company Options, unvested Company RSUs and/or Company Warrants, in each case, outstanding immediately prior to the Effective Times, shall automatically and without any required action on the part of Holder or any other beneficiary thereof be converted into Converted Options, Converted RSUs and/or New Starship Warrants in accordance with Sections 3.2 and 3.3 of the Reorganization Agreement, as applicable, and without any right or claim to any further equity or other compensation with respect to such Company Options, Company RSUs and/or Company Warrants.

Section 3.          Termination. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Reorganization Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

Section 4.          Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

Section 5.          Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 6.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to New Starship or SPAC, to:

c/o SPAC
FTAC Olympus Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention:	Amanda Abrams (215) 701-9555
Email:	aabrams@cohenandcompany.com

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178

Attention:	Robert G. Robison Robert W. Dickey
Email:	Robert.robison@morganlewis.com Robert.dickey@morganlewis.com if to New Starship or the Company to:

Payoneer Inc.
150 West 30th St., Suite 600
New York, NY 10001

Attention:	Scott Galit, CEO Tsafi Goldman, CLRO
Email:	scottga@payoneer.com tsafigo@payoneer.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:	Byron Rooney Lee Hochbaum Evan Rosen
Email:	byron.rooney@davispolk.com lee.hochbaum@davispolk.com evan.rosen@davispolk.com if to Holder, to the address set forth underneath Holder’s name on the signature page hereto,

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 7.          Miscellaneous.

(a)            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 11.7 and Section 11.8 of the Reorganization Agreement are incorporated herein by reference, mutatis mutandis.

(b)            Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law.

(c)            Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

(d)            Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(e)            Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)             Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SPAC FTAC OLYMPUS ACQUISITION CORP.
By:
Name:
Title:

COMPANY PAYONEER INC.
By:
Name:
Title:

NEW STARSHIP [NEW STARSHIP]
By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Name of Holder:

By:
Printed Name:
Title:

Number and Type of Company Securities:
Company Common Shares:
Company Preferred Shares:
Company RSUs:
Remaining Vested Company Options and Unvested Company Options

Addresses for Notices:
Holder	Address: Attention: Email:
With a copy to:	Address: Attention: Email:

[Signature Page to Lock-Up Agreement]